UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 5, 2019 (February 27, 2019)

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36751 (Commission File Number)	04-3522315 (I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 27, 2019, John Johnson notified the Board of Directors (the “Board”) of Histogenics Corporation (the “Company”) that he would resign as a member of the Board and all committees thereof effective February 27, 2019 so that he may devote his full time efforts to his other commitments. Mr. Johnson did not resign due to any disagreement with the Company’s operations, financials, policies or procedures. With best wishes, the Company thanks Mr. Johnson for his dedicated service and valuable contribution as Chairman and a member of the Board since 2013. In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board has reduced the number of directors of the Company from seven to six effective February 27, 2019. The Board, effective February 27, 2019, has appointed Mr. Baltzell as the Chairman of the Compensation Committee of the Board, of which he was already member and which is composed of Mr. Baltzell, Kevin Rakin and Susan Washer. The Board, effective February 27, 2019, has appointed Susan Washer as a member of the Audit Committee of the Board, which is composed of David Gill (Chairman), Mr. Rakin and Ms. Washer. Ms. Washer meets the standards for independence pursuant to the applicable criteria of the Securities and Exchange Commission and The Nasdaq Stock Market, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019	HISTOGENICS CORPORATION

	By:	/s/ Adam Gridley
Adam Gridley President and Chief Executive Officer